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Metris Receivables, Inc.                                         Metris Master Trust                             Monthly Report
Certificateholder's Statement                                       Series 1996-1                                        Jun-97
Section 5.2                                         Class A         Class B         Class C        Class D           Total
(i)   Certificate Amount                        518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00    700,000,000.00
(ii)  Certificate Principal Distributed                   0.00            0.00            0.00                             0.00
(iii) Certificate Interest Distributed            2,784,250.00      495,833.33      272,864.58                     3,552,947.91
(iv) Principal Collections                       24,201,307.14    4,088,058.64    2,336,033.51   2,068,804.73     32,694,204.02
(v)  Finance Charge Collections                   9,694,535.27    1,637,590.42      935,765.95     828,404.91     13,096,296.55
     Recoveries                                      69,154.49       11,681.50        6,675.14       5,940.88         93,452.01
     Interest Earned on Accounts                          0.00            0.00            0.00           0.00              0.00
       Total Finance Charge Collections           9,763,689.76    1,649,271.92      942,441.10     834,345.78     13,189,748.57
		Total Collections                       33,964,996.91    5,737,330.56    3,278,474.60   2,903,150.52     45,883,952.59
(vi) Aggregate Amount of Principal Receivables                                                                 2,011,767,986.43
     Invested Amount (End of Month)             518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00    700,000,000.00
     Floating Allocation Percentage                25.7484960%      4.3494081%      2.4853761%     2.2119847%       34.7952649%
     Invested Amount (Beginning of Month)       518,000,000.00   87,500,000.00   50,000,000.00  44,500,000.00    700,000,000.00
     Average Daily Invested Amount                                                                               699,817,850.63
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                         87.26%  1,814,372,302.58
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                       6.80%    141,416,879.33
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                      1.98%     41,113,201.09
       90 Days and Over (60+ Days Contractually Delinquent)                                             3.96%     82,425,515.10
	 Total Receivables                                                                            100.00%  2,079,327,898.10
(viii) Aggregate Investor Default Amount                                                                           5,755,889.80
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                               10.01%
(ix)  Charge-Offs                                         0.00           0.00           0.00            0.00               0.00
(x)   Servicing Fee                                                                                                1,150,684.93
(xi)  Pool Factor                                    1.0000000      1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections                     0.00           0.00            0.00               0.00
(xiii) Excess Funding Account Balance                                                                                      0.00
       Prefunding Account Balance                                                                                          0.00
(xiv) Class C Reserve Amount                                                                                      17,500,000.00
      Class C Reserve Account Balance                                                                                      0.00
      Class C Trigger Event Occurrence                                                                                     None
Average Net Portfolio Yield                                                                                            12.9241%
Minimum Base Rate                                                                                                       8.4881%
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